Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Non-Plan Inducement Awards of Gentherm Incorporated of our reports dated February 19, 2025, with respect to the consolidated financial statements of Gentherm Incorporated and the effectiveness of internal control over financial reporting of Gentherm Incorporated included in its Annual Report (Form 10-K) for the year ended December 31, 2024, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Detroit, Michigan
February 24, 2025